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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' REPORT

To the board of directors and shareholders of Marconi Corporation plc:

    We have audited the accompanying consolidated balance sheets of Marconi Corporation plc and its subsidiaries and joint ventures (together the "Company") as of March 31, 2003 and 2002 and the related consolidated statements of operations, cash flows, other comprehensive (loss)/income, and shareholders' (deficit)/equity for each of the three fiscal years in the period ended March 31, 2003 (expressed in pounds sterling). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three fiscal years in the period ended March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

    As stated in note 2, Summary of significant accounting policies, effective April 1, 2002, the Company adopted Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.





/s/ DELOITTE & TOUCHE LLP
London, England
March 8, 2004